TERM SHEET
                                    TO FIRST AMENDMENT
                        TO AMENDED AND RESTATED OPERATING AGREEMENT


          1. BDC Interest - to be reduced from 20% to 11% (the "Agreed Percentage"). BDC to receive the Agreed Percentage of all net income and the Agreed Percentage of the net proceeds of a transaction (regardless of form) pursuant to which the LLC is sold.

          2. BDC Responsibility - No responsibility to fund any portion of the initial funding of the LLC (up to $40 million).

          3.    $250,000 Obligation to Showboat - To be paid by the LLC.

          4. $250,000 Obligation to BDC - To be paid in accordance with current note.

          5. Treatment of Initial Funding (up to $40 million) - To be treated as a "loan" to the LLC regardless of form. All principal and interest payments (not to exceed the actual rate charged to Penn National by Bankers Trust or, if the loan is pre-paid, the Prime Rate in effect from time to time) will be made by the LLC (directly to the provider of the funds or indirectly as distributions to PNGI).

          6. Preemptive Rights - BDC Shareholders to have the right to maintain their Agreed Percentage Interest in the event of the sale of additional equity in the LLC.

          7. Miscellaneous - Existing Operating Agreement to be reviewed for necessary changes to reflect "investment status" of the BDC Shareholders.

          8. New Ownership - The "BDC" interest, at the election of the BDC Shareholders may be held by the individual BDC Shareholders so that no person will own more than 5% of the LLC. Accordingly, none of the BDC Shareholders will be required to submit to the jurisdiction of the West Virginia Racing or Lottery Commission (e.g., no finger prints, financial request or background checks).

          9. PNGI will agree to be bound by the Arbitration Provisions of the Amended and Restated Operating Agreement with respect to any dispute arising thereunder.

          10. All fees and expenses charged to BDC shall be based on its Agreed Percentage Interest and the $65,000 fee referred to in Paragraph 8.3 of the Amended and Restated Operating Agreement shall be reduced by a fraction, the numerator of which is the Agreed Percentage Interest and the dominator of which is 20.




                                           (1)

                                FIRST AMENDMENT AND CONSENT


                FIRST AMENDMENT AND CONSENT (this "Amendment"), dated as of January 7, 1997, among Penn National Gaming, Inc. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), CoreStates Bank, N.A., as Co-Agent (the "Co-Agent"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                                   W I T N E S S E T H:

                WHEREAS, the Borrower, the Banks, the Co-Agent and the Agent are parties to a Credit Agreement, dated as of November 27, 1996 (the "Credit Agreement");

                WHEREAS, the Borrower has requested certain amendments and/or modifications to the Credit Agreement in connection with the Charles Town Acquisition; and

                WHEREAS, subject to the terms and conditions of this Amendment, the Banks are willing to grant such amendments and/or modifications;


                NOW, THEREFORE, it is agreed:

      I   Consents, Agreements and Amendments

                1. On and after the First Amendment Effective Date (as defined in Section II(1) below), Section 4.02(c) of the Credit Agreement shall be amended by (i) inserting the following proviso at the end of the first sentence thereof:

                "; provided, however, from and after the consummation of the Charles Town Acquisition, the first $6,000,000 of cash proceeds received by the Borrower from the initial sale or issuance of its equity which results in net cash proceeds to the Borrower of at least $25,000,000 shall not be required to be applied as provided above in this Section 4.02(c) so long as (i) the Applicable Equity Issuance Percentage at such time is 100% and
                (ii) no Default or Event of Default then exists, provided, further, that such $6,000,000 number shall be reduced on a dollar-for-dollar basis for each dollar of equity contribution that Bryant Development makes to the Charles Town Joint Venture after the Initial Borrowing Date";

      and (ii) inserting the following new sentence at the end thereof:


                                           (2)

                "In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on which Bryant Development makes any capital contribution to the Charles Town Joint Venture following the initial sale or issuance by the Borrower of its equity which results in net cash proceeds to the Borrower of at least $25,000,000 and in which the Borrower is permitted to retain any portion of such net cash proceeds pursuant to the proviso of the immediately preceding sentence, an amount equal to 100% of each such capital contribution (up to an aggregate amount for all such capital contributions not to exceed the amount of such net cash proceeds permitted to be so retained by the Borrower) shall be applied as a mandatory repayment of principal of outstanding Tranche B Term Loans (and/or, if the Total Tranche B Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche B Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i)."

                2.          On and  after the First  Amendment  Effective  Date,
                            Section 4.02(i) of the Credit Agreement shall be amended by inserting the following proviso at the end of the first sentence thereof:

                ", provided, however, that any amount required to be applied pursuant to the second sentence of Section 4.02(c) shall only be applied to the Tranche B Term Loans and/or the Total Tranche B Term Loan Commitment".

                3. Notwithstanding anything to the contrary contained in Sections 6.06 and 6.07(b) of the Credit Agreement, the Banks hereby waive the requirement that the Charles Town Joint Venture shall have obtained a license to conduct video lottery at the Charles Town Race Track from the West Virginia Lottery Commission at the time of the consummation of the Charles Town Acquisition.

                4. On and after the First Amendment Effective Date, Section 6.08 of the Credit Agreement shall be amended by inserting the following text immediately following the words "On the Initial Tranche B Term Loan Borrowing Date" appearing therein:

                      "and  except  as   disclosed  on  Annex  A  to  the  First
                      Amendment, dated as of January 7, 1997, to this Agreement solely with respect to the Charles Town Acquisition".

                5. Notwithstanding anything to the contrary contained in Sections 6.09 and 9.12 of the Credit Agreement or in the definition of "Subsidiary Guarantor" appearing in Section 12.01 of the Credit Agreement, the Banks hereby waive the requirement that the Charles Town Joint Venture enter into the Subsidiaries Guaranty or any Security Document at the time of the consummation of the Charles Town Acquisition or at any time thereafter so long as the Charles Town Joint Venture is a non-Wholly-Owned Subsidiary of the Borrower, it being understood and agreed, however, at such time (if any) as the Charles Town Joint Venture becomes a Wholly-Owned Subsidiary of the Borrower the Charles Town Joint Venture shall execute and deliver a counterpart of the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement and shall take all such other actions, and execute and deliver such Mortgages, Additional Security Documents, opinions, surveys, mortgage policies and financing statements as the Collateral Agent or the Required Banks may reasonably require in connection therewith.


                                           (3)

                6. Notwithstanding anything to the contrary contained in Section
      6.12 of the Credit Agreement, the Banks hereby waive the requirement that Bryant Development be able to (i) provide $3,300,000 to the Charles Town Joint Venture to fund a like amount of the purchase price for the Charles Town Acquisition or (ii) fund up to $3,200,000 of the Capital Expenditures permitted under Section 10.08(d) of the Credit Agreement.

                7. On and after the First Amendment Effective Date, Section 8.06 of the Credit Agreement shall be amended by inserting the following parenthetical immediately after the word "Document" appearing in clause
      (i) thereof:

                      "(except as disclosed on Annex A to the First Amendment, dated as of January 7, 1997, to this Agreement solely with respect to the Charles Town Acquisition)".

                8. On and after the First Amendment Effective Date, Section 8.22(b) of the Credit Agreement shall be amended by inserting after the phrase "Charles Town Acquisition" appearing in clause (b) contained therein the following parenthetical.

                "(or, with respect to any license to conduct video lottery at the Charles Town Race Track issued by the West Virginia Lottery Commission, at any time after June 1, 1997)".

                9. On and after the First Amendment Effective Date, Section 10.01(ix) of the Credit Agreement shall be deleted in its entirety and the following new Section 10.01(ix) shall be inserted in lieu thereof:

                "(ix) on or after the consummation of the Charles Town Acquisition, Liens placed upon video lottery terminals used at the Charles Town Race Track (the "Charles Town Video Lottery Terminals") at the time of the acquisition of such video lottery terminals by the Charles Town Joint Venture or within 90 days thereafter to secure Indebtedness incurred to pay all or at least 85% of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such video lottery terminals or extensions, renewals or replacements of any such video lottery terminals for the same or a lesser amount, provided that (w) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (ix) shall not at any time exceed $11,000,000, (x) the only recourse in respect of such Indebtedness shall be against the Charles Town Video Lottery Terminals so financed and not against the Charles Town Joint Venture, the Borrower or any other Subsidiary of the Borrower, (y) in all events, the Lien encumbering the Charles Town Video Lottery Terminals so acquired does not encumber any other asset of the Charles Town Joint Venture or any assets of the Borrower or any other Subsidiary of the Borrower and (z) prior to the entering into of any such financing arrangements, the documentation with respect thereto shall have been delivered to the Banks and shall be in form and substance reasonably satisfactory to the Required Banks;".

                10. On and after the First Amendment Effective Date, Section 10.02(ii) of the Credit Agreement shall be amended by deleting the first parenthetical appearing therein and inserting the following new parenthetical in lieu thereof:

                "(other than the capital stock of any Subsidiary Guarantor, the equity interest in the Charles Town Joint Venture, any Mortgaged Property or the Charles Town Race Track)".

                                           (4)

                11. On and after the First  Amendment  Effective  Date,  Section
      10.03(ii) of the Credit Agreement shall be amended by inserting the following proviso at the end thereof, but immediately before the semicolon appearing therein:

                ", provided, however, until such time as Bryant Development shall have fully contributed its 20% share of the purchase price for the Charles Town Acquisition and for the Capital Expenditures pursuant to Section 10.08(d), the Charles Town Joint Venture may not pay any Dividends to Bryant Development pursuant to this Section 10.03(ii)".

                12. On and after the First  Amendment  Effective  Date,  Section
      10.04 of the Credit Agreement shall be amended by (i) deleting the period appearing at the end of clause (vii) thereof and inserting ";and" in lieu thereof, (ii) inserting the following new clause (viii) immediately following clause (vii) thereof:

                "(viii) a guaranty by the Borrower of the Charles Town Joint Venture's indemnity obligations to Charles Town Races and the Charles Town Racing Limited Partnership in respect of the litigation set forth on Annex A to this First Amendment, dated as of January 7, 1997, to the Agreement."

      and (iii) inserting the following new sentence at the end thereof:

                "Notwithstanding  anything  to the  contrary  contained  in this
          Section 10.04 or in Section 10.01, the only Indebtedness that the Charles Town Joint Venture shall be permitted to incur is under clause
          (i) above, clause (ii) above (but no refinancings  thereof) and clause
          (v) above (but only in respect of Liens permitted under Section 10.01(ix))."

                13. On and after the First Amendment Effective Date, Section 10.05(viii) of the Credit Agreement shall be amended by (i) deleting the word "and" appearing at the end of clause (i) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (iii) at the end thereof:

                "and (iii) in an amount not to exceed $6,400,000 to fund its working capital requirements so long as no Default or Event of Default then exists".

                14.  Notwithstanding  anything  to  the  contrary  contained  in
      Section 10.05(viii) of the Credit Agreement, in the event that Bryant Development is unable to fund its 20% share of the purchase price for the Charles Town Acquisition and of the Capital Expenditures pursuant to
      Section 10.08(d) of the Credit Agreement, as the case may be, the Borrower and its Subsidiaries may make cash equity contributions to the Charles Town Joint Venture to fund the total purchase price for the Charles Town Acquisition and to make Capital Expenditures pursuant to Section 10.08(d).

                15.  Notwithstanding  anything  to  the  contrary  contained  in
      Section 10.08(d) of the Credit Agreement, the Banks hereby agree that the Charles Town Joint Venture may make Capital Expenditures pursuant to such
      Section 10.08(d) even if Bryant Development cannot fund its proportionate share of such Capital Expenditures as required under such Section 10.08(d).


                                           (5)

                16. On and after the First Amendment Effective Date, Section 10.08(e) of the Credit Agreement shall be amended by deleting the words "the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries" appearing therein and inserting the words "the Charles Town Joint Venture, the Charles Town Joint Venture" in lieu thereof.

                17. On and after the First Amendment Effective Date, Section 11 of the Credit Agreement shall be amended by (i) inserting the word "or" at the end of Section 11.13 and (ii) inserting the following Section 11.14 immediately after such Section 11.13:

                      "11.14 Video Lottery Licenses.  The Borrower or one of its
                Subsidiaries does not obtain a license from the West Virginia Lottery Commission to operate at least 400 video lottery terminals at the Charles Town Race Track by June 1, 1997".

                18. On and after the First Amendment Effective Date, the definition of "Applicable Equity Insurance Percentage" appearing in
      Section 12.01 of the Credit Agreement shall be amended by inserting the phrase "plus the Total Tranche B Term Loan Commitment" immediately after the phrase "Term Loans" each place such phrase appears in said definition.

                19. From and after the consummation of the Charles Town Acquisition, the term "Collateral" in the Security Agreement and in the Pledge Agreement shall include all of Penn National Gaming of West
      Virginia, Inc.'s right, title and interest in and to (i) the equity interest of the Charles Town Joint Venture, (ii) the Amended and Restated Operating Agreement, dated as of December 31, 1996, by and among the Charles Town Joint Venture, Penn National Gaming of West Virginia, Inc. and Bryant Development (as in effect from time to time), including, but not limited to, all rights to receive distributions and other payments thereunder and all voting and other consensual rights with respect thereto and (iii) all proceeds and products of the foregoing.


      II.  Miscellaneous Provisions

                20. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the following conditions all have been satisfied:

                20.0.0.1. the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office; and

                20.0.0.2. the Joint Venture Agreement for the Charles Town Joint Venture shall have been amended substantially in the form of Exhibit A hereto, with such changes thereto as may be satisfactory to the Agent.

                21. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:


                                           (6)

                 21.0.0.1. no Default or Event of Default exists on the First Amendment Effective Date, both before and after giving effect to this Amendment; and

                 21.0.0.2. on the First Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as though such representations and warranties were made on the First Amendment Effective Date.

                22. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Borrower and the Agent.

                23. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW
      OF THE STATE OF NEW YORK.

                24. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                25. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document (including, but not limited to, a waiver or modification of any other condition precedent to the incurrence of Tranche B Term Loans or to the consummation of the Charles Town Acquisition).


                                       *     *     *

                                           (7)

                IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



      PENN NATIONAL GAMING, INC.


                                         By /s/ William J Bork

                                         Title:President



      BANKERS TRUST COMPANY,
                                         Individually and as Agent


                                         By   /s/ Timothy J. Morris


                                         Title: Vice-President



      CORESTATES BANK, N.A.,
                                         Individually and as Co-Agent


                                         By   /s/ Jeff Wasmuth


                                         Title: Vice President



      SUMMIT BANK


                                         By   /s/ Donald McCarty

                                         Title: Regional Vice-President




                        (8)

      SUMITOMO BANK, LIMITED


                                         By   /s/ Wade Bell


                                         Title: Vice-President


                                         By   /s/ Micheal J. Fox

                                         Title: Vice-President & Manager